UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): June 30, 2014

     TACTICAL DIVERSIFIED FUTURES FUND L.P.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-50718 (Commission File Number)	13-4224248 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                      Termination of a Material Definitive Agreement.

Effective June 30, 2014, Ceres Managed Futures LLC (formerly Smith Barney Futures Management LLC), the general partner of the registrant (the “General Partner”), and the registrant terminated the management agreement dated February 5, 2003 (the “Drury Management Agreement”), with Drury Capital, Inc. (“Drury”), pursuant to which Drury managed the portion of the registrant’s assets allocated to it.  The General Partner and the registrant terminated the Drury Management Agreement because Drury is no longer trading on behalf of the registrant.

Item 8.01.                      Other Events.

Effective June 30, 2014, the General Partner terminated the management agreement dated as of April 30, 2007, as amended (the “Kaiser Management Agreement”), among Morgan Stanley Smith Barney Kaiser I, LLC (formerly Morgan Stanley Managed Futures Kaiser I, LLC) (the “Trading Company”), Kaiser Trading Group Pty. Ltd. (the “Kaiser”) and the General Partner, pursuant to which Kaiser managed the portion of the Trading Company’s (and, indirectly, the registrant’s) assets allocated to it.  The General Partner terminated the Kaiser Management Agreement because Kaiser is no longer trading on behalf of the Trading Company (and, indirectly, the registrant).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTICAL DIVERSIFIED FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By: /s/Alper Daglioglu
   Alper Daglioglu
           President and Director

Date:  July 3, 2014